UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2025

VistaOne, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56714	33-1386882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, 20th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 765-6500

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2025, VistaOne, L.P. (the “Fund”), entered into an Investment Management Agreement (the “Investment Management Agreement”) with VEPF Management, L.P. (the “Manager”).

A description of the Investment Management Agreement was included under “Item 1. Business – Investment Management Agreement” of Post-Effective Amendment No. 1 to the Fund’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on March 10, 2025 and is incorporated by reference herein. Such summary description of the Investment Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Management Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 1, 2025, the Fund sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $292.1 million.

The following table provides details on the Units sold to third-party investors and independent directors by the Fund:

Class	Number of Units Sold(1)	Aggregate Consideration(1)
Class A-B	1,520,400	$38,010,000
Class A-D	400,000	$10,000,000
Class A-I	6,930,742	$173,268,550
Class A-S	2,453,680	$61,342,000

(1)	Unit and dollar amounts are rounded to the nearest whole number.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), including Regulation D and Regulation S thereunder. Units presented above were sold to third-party investors and independent directors, at a price of $25.00 per Unit, including through VistaOne (TE), L.P., a Delaware limited partnership for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors.

On April 1, 2025, as part of this private offering, the Fund also offered and sold 380,040 Class E Units of the Fund at a price of $25.00 per Class E Unit to certain employees of Vista Equity Partners Management, LLC and officers and directors of the Fund, for aggregate consideration of $9,501,000.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2025, the Fund entered into an Amended and Restated Limited Partnership Agreement (the “Fund LPA”) with VistaOne GP, L.P., the Fund’s general partner (the “General Partner”), and each of the Fund’s limited partners. The Fund LPA amended and restated the Fund’s initial Limited Partnership Agreement, dated as of September 30, 2024. Capitalized terms used below and not defined herein shall have the meanings provided in the Fund LPA.

Pursuant to the Fund LPA, overall responsibility for oversight of the Fund rests with the General Partner, subject to certain oversight rights held by the Fund’s board of directors (the “Board”), including the independent directors thereof (the “Independent Directors”), with respect to the periodic reports under the Securities Exchange Act of 1934, as amended, and certain situations involving conflicts of interest.

Without limitation, and subject to the terms of the Fund LPA, the General Partner is responsible for, and authorized with, the following, without approval of any unitholder or other person:

•	the management and operation of the Fund;

•	any and all of the objects and purposes of the Fund;

•	to perform all acts and enter into and perform all contracts, other documents and tasks as it may deem necessary or advisable for the Fund;

•	selecting, approving, making and managing Investments generally, including in or alongside any Vista Entities;

•	making all decisions concerning the investigation, evaluation, selection, monitoring, acquisition, holding and disposition of Investments;

•

structuring the Fund’s holdings and business operations in a manner that would allow the Fund (including the Feeder) to rely on a different exclusion from the definition of “investment company” under the 1940 Act, register as an investment company under the 1940 Act or elect to be regulated as a business development company under the 1940 Act; and

•	directing the formulation of investment policies and strategies for the Fund.

In addition, among other things, the Fund LPA provides for (i) the composition of the Board, (ii) certain transactions requiring approval of the Independent Directors, (iii) a leverage limit of 30%, except for certain exceptions described therein, (iv) indemnification and exculpation provisions, (v) the types of fees and expenses chargeable to the Fund, and (vi) the Fund’s ability to establish a Unit repurchase program.

The foregoing summary description of the Fund LPA does not purport to be complete and is qualified in its entirety by reference to the Fund LPA, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Limited Partnership Agreement

10.1	Investment Management Agreement

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaOne, L.P.

Date: April 7, 2025	By:	/s/ Rohan Ranadive
	Name:	Rohan Ranadive
	Title:	Chief Financial Officer

3